CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Marlin Midstream Partners, LP (the “Registrant”) on Form 10-Q for the period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. Keith Maxwell III, Chief Executive Officer of Marlin Midstream GP, LLC, the general partner of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	September 5, 2013	/s/ W. Keith Maxwell III
W. Keith Maxwell III
Chief Executive Officer of Marlin Midstream GP, LLC
Marlin Midstream GP, LLC,
(the general partner of Marlin Midstream Partners, LP)

Date:	September 5, 2013	/s/ Amanda Bush
Amanda Bush
Chief Financial Officer of Marlin Midstream GP, LLC
(the general partner of Marlin Midstream Partners, LP)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate document. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.